As filed with the Securities and Exchange Commission on November 2, 2006.

Registration No. 333-118024

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Post-effective Amendment No. 7 to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LANDAMERICA FINANCIAL GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Virginia	54-1589611
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

5600 Cox Road

Glen Allen, Virginia 23060

(804) 267-8000

(Address, Including Zip Code, and Telephone Number,

Including Area Code, of Registrant’s Principal Executive Offices)

Michelle H. Gluck, Esquire

Executive Vice President, General Counsel

and Corporate Secretary

LandAmerica Financial Group, Inc.

5600 Cox Road

Glen Allen, Virginia 23060

(804) 267-8000

(Name, Address, Including Zip Code, and Telephone

Number, Including Area Code, of Agent For Service)

Copies of Communications to: Robert E. Spicer, Jr., Esquire Williams Mullen A Professional Corporation 1021 East Cary Street Richmond, Virginia 23219 (804) 643-1991

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

This Post-effective Amendment No. 7 to Registration Statement on Form S-3 (No. 333-113004) shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933, as amended.

DEREGISTRATION OF SECURITIES

This Post-effective Amendment No. 7 to the Registration Statement on Form S-3 (File No. 333-118024) (the “Registration Statement”) is being filed by LandAmerica Financial Group, Inc. (the “Company”) to deregister all of its 3.25% Convertible Senior Debentures due 2034 (the “Debentures”) and shares of Company common stock issuable upon conversion of the Debentures that have not been resold by holders of such securities through the Registration Statement as of the effective date of this Post-effective Amendment No. 7. The Company’s obligation to maintain the effectiveness of the Registration Statement has expired pursuant to the terms of that certain Registration Rights Agreement, dated May 11, 2004, between the Company and the initial purchasers of the Debentures.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Henrico, Commonwealth of Virginia, on this 2nd day of November, 2006.

LANDAMERICA FINANCIAL GROUP, INC.

By:	/s/ G. William Evans
G. William Evans
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Charles H. Foster, Jr.	Chairman of the Board and Director	November 2, 2006

* Theodore L. Chandler, Jr.	President, Chief Executive Office and Director (Principal Executive Officer)	November 2, 2006

/s/ G. Williams Evans G. William Evans	Chief Financial Officer (Principal Financial Officer)	November 2, 2006

/s/ Christine R. Vlahcevic Christine R. Vlahcevic	Senior Vice President – Corporate Controller (Principal Accounting Officer)	November 2, 2006

* Janet A. Alpert	Director	November 2, 2006

* Gale K. Caruso	Director	November 2, 2006

* Michael Dinkins	Director	November 2, 2006

Signature	Title	Date

* John P. McCann	Director	November 2, 2006

Dianne M. Neal	Director

* Robert F. Norfleet, Jr.	Director	November 2, 2006

* Robert T. Skunda	Director	November 2, 2006

* Julious P. Smith, Jr.	Director	November 2, 2006

* Thomas G. Snead, Jr.	Director	November 2, 2006

* Eugene P. Trani	Director	November 2, 2006

* Marshall B. Wishnack	Director	November 2, 2006

*	Holly H. Wenger, by signing her name hereto, signs this document on behalf of each of the persons indicated by an asterisk above pursuant to powers of attorney duly executed by such persons and filed with the Securities and Exchange Commission as part of the Registration Statement.

November 2, 2006	/s/ Holly H. Wenger
Holly H. Wenger
Senior Vice President